Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8, to be filed on or about May 27, 2014 of our audit letter dated March 7, 2014, appearing in the Annual Report on Form 10-K for the year ended December 31, 2013 of Midstates Petroleum Company, Inc., filed on March 24, 2014.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

May 27, 2014